EXHIBIT 4.2
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                               FLOATING RATE NOTES

                             SUPPLEMENTAL INDENTURE

                                     between

                           INTERNATIONAL PAPER COMPANY

                                       and

                              THE BANK OF NEW YORK

                            Dated as of June 14, 2000




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                                TABLE OF CONTENTS

                           --------------------------

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definition of Terms.............................................2

                                    ARTICLE 2
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.01.  Designation and Principal Amount................................4
SECTION 2.02.  Maturity........................................................4
SECTION 2.03.  Form; Denomination..............................................5
SECTION 2.04.  Restrictive Legends.............................................5
SECTION 2.05.  Special Transfer Provisions.....................................7
SECTION 2.06.  Interest........................................................9

                                    ARTICLE 3
                             REDEMPTION OF THE NOTES

SECTION 3.01.  Optional Redemption by Company.................................12
SECTION 3.02.  No Sinking Fund................................................13

                                    ARTICLE 4
                                  MODIFICATION

SECTION 4.01.  Modification of Indenture and Supplemental Indenture...........13

                                    ARTICLE 5
                                  FORM OF NOTE

SECTION 5.01.  Form of Note...................................................13

                                    ARTICLE 6
                             ORIGINAL ISSUE OF NOTES

SECTION 6.01.  Original Issue of Notes; Further Issuances.....................29

                                                                            PAGE

                                    ARTICLE 7
                                  MISCELLANEOUS

SECTION 7.01.  Ratification of Indenture......................................29
SECTION 7.02.  Trustee Not Responsible for Recitals...........................29
SECTION 7.03.  Governing Law..................................................29
SECTION 7.04.  Separability...................................................29
SECTION 7.05.  Counterparts...................................................30

           THE FLOATING RATE NOTES SUPPLEMENTAL INDENTURE, dated as of June 14, 2000 (the "Supplemental Indenture"), between International Paper Company, a New York corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee") under the Indenture, dated as of April 12, 1999, between the Company and the Trustee (the "Indenture").

           WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for the future issuance of the Company's unsecured Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

           WHEREAS, Section 9.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

           WHEREAS, Section 9.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections
2.1 and 3.1 of the Indenture;

           WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

           WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its Floating Rate Notes due July 8, 2002 (the "Floating Rate Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture, and this Supplemental Indenture;

           WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and
(ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects:

           NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1
                                   DEFINITIONS

           SECTION 1.01.  Definition of Terms.

           Unless the context otherwise requires:

           (a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

           (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

           (c) the singular includes the plural and vice versa;

           (d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

           (e) headings are for convenience of reference only and do not affect interpretation;

           (f) the following terms have the meanings given to them in this
Section 1.01(f):

           "Additional Interest" shall have the meaning set forth in Section 2.06(f).

           "Calculation Agent" shall have the meaning set forth in Section 2.06(d).

           "Exchange Offer" means the exchange offer by the Company of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

           "Exchange Offer Registration Statement" means a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

           "Exchange Notes" means the debt securities of the Company to be offered to Holders in exchange for Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of Exchange Notes containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the date of issuance of the Notes and (ii) the Exchange Notes will contain the alternative fifth paragraph appearing on the reverse of the Notes in the form recited above and will not contain terms with respect to transfer restrictions).

           "Floating Interest Determination Date" shall have the meaning set forth in Section 2.06(e).

           "Floating Interest Payment Date" shall have the meaning set forth in
Section 2.06(a).

           "Floating Interest Reset Date" shall have the meaning set forth in
Section 2.06(b).

           "Floating Rate Interest Reset Period" shall have the meaning set forth in Section 2.06(b).

           "Floating Rate Notes" shall have the meaning set forth in the recitals above.

           "Global Note" shall have the meaning set forth in Section 2.03(a).

           "Initial Floating Interest Rate" shall have the meaning set forth in
Section 2.06(a).

           "Initial Notes" means the Notes issued under this Indenture which are not Exchange Notes.

           "LIBOR" shall have the meaning set forth in Section 2.06(e).

           "Note" or "Notes" means any Security or Securities, as the case may be, authenticated and delivered under this Supplemental Indenture. For all purposes of this Supplemental Indenture, the term "Notes" shall include the Initial Notes and any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Supplemental Indenture, all Initial Notes and Exchange Notes shall vote together as one series of Notes under this Supplemental Indenture.

           "Optional Redemption Price" shall have the meaning set forth in Section 3.01(a).

           "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in 2.04(a).

           "Registration" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 14, 2000, among the Company and the Purchasers and certain permitted assigns specified therein.

           "Registration Statement" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

           "Regulation S" means Regulation S under the Securities Act.

           "Restricted Legend" means the legend set forth in Section 2.04 hereof.

           "Rule 144A" means Rule 144A under the Securities Act.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Stated Maturity Date" has the meaning set forth in
Section 2.02.

                                    ARTICLE 2
                    GENERAL TERMS AND CONDITIONS OF THE NOTES

           SECTION 2.01.  Designation and Principal Amount.

           There is hereby authorized a series of Securities designated the "Floating Rate Notes due July 8, 2002" initially offered in an aggregate principal amount to $800,000,000 which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 3.3 of the Indenture.

           SECTION 2.02.  Maturity.

           (a) The Notes will mature on July 8, 2002 (the "Stated Maturity
Date").

           SECTION 2.03.  Form; Denomination.

           (a) The Notes shall be issued initially in the form of one or more permanent restricted global Notes in registered form, substantially in the form herein below recited (each and collectively, the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as herein provided; provided that Exchange Notes
(i) contain the alternative fifth paragraph appearing on the reverse of the Notes in the form recited below and (ii) shall not contain terms with respect to transfer restrictions.

           The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

           (b) The Notes shall be issuable in denominations provided for in the form of Note recited below. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

           SECTION 2.04. Restrictive Legends. (a) Except as otherwise provided in paragraph (c), each Global Note shall bear the following legend on the face thereof:

           THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INTERNATIONAL PAPER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO INTERNATIONAL PAPER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE

           TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (II) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

           BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT (1) IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
(2) ACQUIRED SUCH SECURITY IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR (3) IS NOT A U.S. PERSON AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S.

           PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(IV) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

           (b) Each Global Note shall also bear the following legend on the face thereof:

           THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE

NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

           UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           (c) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

               (ii) after an Initial Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

           SECTION 2.05. Special Transfer Provisions. Unless and until an Initial Note is exchanged for an Exchange Note in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

           (a) The transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.

           (b) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

           (c) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Supplemental Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.5 of the Indenture or this
Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

           Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Supplemental Indenture and/or applicable United States Federal or state securities law.

           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depository or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

           (d) A Global Note may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

           (e) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article III of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute, and subject to Section 3.5 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

           SECTION 2.06.  Interest.

           (a) Each Note shall bear interest from June 14, 2000 to, but excluding, October 8, 2000 at a rate per annum equal to 7.67% (the "Initial Floating Interest Rate") and thereafter at a rate per annum equal to LIBOR (as defined below) plus 0.8% payable quarterly on January 8, April 8, July 8 and October 8, commencing on October 8, 2000 (each, a "Floating Interest Payment Date") to the Person in whose name the Note is registered at the close of business on the 15th day preceding the last day of the Floating Rate Interest Reset Period. If any

Floating Interest Payment Date (other than the Stated Maturity Date) falls on a day that is not a Business Day, the Floating Interest Payment Date shall be the following day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, the Floating Interest Payment Date shall be the next preceding day that is a Business Day. If the Stated Maturity Date falls on a day that is not a Business Day, the payment of principal and interest shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Stated Maturity Date.

           (b) The rate of interest on the Notes shall be reset quarterly (the "Floating Rate Interest Reset Period," and the first day of each Floating Interest Reset Period shall be a "Floating Interest Reset Date"). The Floating Interest Reset Dates shall be January 8, April 8, July 8 and October 8; provided, however, that the interest rate in effect from the date of issue to the first Floating Interest Reset Date with respect to the Notes, October 8, 2000, shall be the Initial Floating Interest Rate. If any Floating Interest Reset Date is a day that is not a Business Day, such Floating Interest Reset Date shall be postponed to the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Floating Interest Reset Date shall be the next preceding Business Day.

           Interest payments for the Notes shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the Floating Interest Payment Date or Stated Maturity Date, as the case may be.

           (c) Accrued interest on any Note shall be calculated by multiplying the principal amount of the Notes by an accrued interest factor, to be computed by adding the interest factors calculated for each date in the period for which interest is being paid. The interest factor for each date shall be computed by dividing the interest rate applicable to that day by 360. All percentages used in or resulting from any calculation of the rate of interest on a Note shall be rounded, if necessary, to the nearest one-hundredth-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Floating Interest Reset Date shall be the applicable rate as reset on such date. The interest rate applicable to any day that is not a Floating Interest Reset Date shall be the interest rate from the immediately preceding Floating Interest Reset Date, or, if none, the Initial Floating Interest Rate.

           (d) Upon the request of a Holder, The Bank of New York, as calculation agent (the "Calculation Agent") shall provide the interest rate effective at such time and, if determined, the interest rate that shall become effective on the next Floating Interest Reset Date with respect to that Note.

           (e) The following terms have the meanings given to them in this
Section 2.06(e).

           The "Floating Interest Determination Date" pertaining to a Floating Interest Reset Date shall be the second London banking day preceding that Floating Interest Reset Date. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

           "LIBOR" for each Floating Interest Reset Date shall be determined by the Calculation Agent as follows:

          (i) As of the Floating Interest Determination Date, the Calculation Agent shall determine LIBOR as the rate for deposits in U.S. dollars for a period of three months, commencing on that Floating Interest Determination Date, that appears on Page 3750 on Bridge Telerate Inc., or any successor page, at approximately 11:00 a.m., London time, on that Floating Interest Determination Date. The Initial Floating Interest Rate from the period commencing June 14, 2000 to October 8, 2000 was based on LIBOR as the rate for deposits in U.S. dollars for a period of four months. If no rate appears, LIBOR in respect of that Floating Interest Determination Date shall be determined as described in (ii) below.

          (ii) With respect to a Floating Interest Determination Date on which no rate appears, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the second London banking day immediately following the Floating Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time, on that Floating Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR for the Floating Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Floating Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m.,

               New York time, on that Floating Interest Reset Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Company, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on that Floating Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned above, LIBOR in effect for the applicable period shall be the same as LIBOR for the immediately preceding Floating Interest Reset Period, or, if there was no Floating Interest Reset Period, the rate of interest payable shall be the Initial Floating Interest Rate.

           (f) In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due herein) ("Additional Interest") to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The Company shall pay amounts due in respect of Additional Interest on each Floating Interest Payment Date (or, if the Company shall default in the payment of interest on any Floating Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).

           There shall also be payable in respect of the Note all Additional Interest that may have accrued on such Note for which the Note was exchanged (as defined in such Note) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on such Note.

                                    ARTICLE 3
                             REDEMPTION OF THE NOTES

           SECTION 3.01. Optional Redemption by Company.

           Subject to the provisions of Article XI of the Indenture, except as otherwise may be specified in this Supplemental Indenture, the Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part (an "Optional Redemption"), beginning on or after July 8, 2001, and the eighth day of each month thereafter, at a redemption price equal to the accrued and unpaid interest on the Notes so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof (the "Optional Redemption Price").

           Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' prior notice before the Redemption Date to each Holder of the Notes, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to this Section 3.01(a), the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as Global Notes, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Notes to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

           SECTION 3.02.  No Sinking Fund.

           The Notes are not entitled to the benefit of any sinking fund.

                                    ARTICLE 4
                                  MODIFICATION

           SECTION 4.01.  Modification of Indenture and Supplemental Indenture.

           Section 9.2 of the Indenture, as it relates to this series of Notes, is hereby modified so that the reference to "not less than 66-2/3%" shall read "not less than a majority", except in the case of increasing (or reopening) the principal amount, no consent of Holders will be required.

                                    ARTICLE 5
                                  FORM OF NOTE

           SECTION 5.01.  Form of Note.

           The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

           [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE

HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

           UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

           THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INTERNATIONAL PAPER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO INTERNATIONAL PAPER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE

SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (II) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

           BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT (1) IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
(2) ACQUIRED SUCH SECURITY IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR (3) IS NOT A U.S. PERSON AND IS PURCHASING THE NOTES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S.

           PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(IV) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.



No.________________________                                      CUSIP No. o

                           INTERNATIONAL PAPER COMPANY

                       FLOATING RATE NOTE DUE JULY 8, 2002

           INTERNATIONAL PAPER COMPANY, a New York corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of___________ Dollars ($___________ ) on July 8, 2002, and to pay interest on said principal sum from June 14, 2000 to, but excluding, October 8, 2000 at a rate per annum equal to 7.67% (the "Initial Floating Interest Rate") and thereafter at a rate per annum equal to LIBOR (as defined below) plus 0.8% payable quarterly on January 8, April 8, July 8 and October 8, commencing on October 8, 2000 (each, the "Floating Interest Payment Date"). If any Floating Interest Payment Date (other than the Stated Maturity
Date) falls on a day that is not a Business Day, the Floating Interest Payment Date shall be the following day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, the Floating Interest Payment Date shall be the next preceding day that is a Business Day. If the Stated Maturity Date of the Notes falls on a day that is not a Business Day, the payment of principal and interest shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Stated Maturity Date.

           The rate of interest on the Notes shall be reset quarterly (the "Floating Rate Interest Reset Period," and the first day of each Floating Interest Reset Period shall be a "Floating Interest Reset Date"). The Floating Interest Reset Dates shall be January 8, April 8, July 8 and October 8; provided, however, that the interest rate in effect from the date of issue to the first Floating Interest Reset Date with respect to the Notes shall be the Initial Floating Interest Rate. If any Floating Interest Reset Date is a day that is not a Business Day, the Floating Interest Reset Date shall be postponed to the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, that Floating Interest Reset Date shall be the next preceding Business Day. Interest payments for the Notes shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the Floating Interest Payment Date or Stated Maturity Date, as the case may be.

           Accrued interest on any Note shall be calculated by multiplying the principal amount of the Notes by an accrued interest factor, to be computed by adding the interest factors calculated for each date in the period for which interest is being paid. The interest factor for each date shall be computed by dividing the interest rate applicable to that day by 360. All percentages used in or resulting from any calculation of the rate of interest on a Note shall be rounded, if necessary, to the nearest one-hundredth-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Floating Interest Reset Date shall be the applicable rate as reset on such date. The interest rate applicable to any day that is not a Floating Interest Reset Date shall be the interest rate from the immediately preceding Floating Interest Reset Date, or, if none, the Initial Floating Interest Rate.

           The "Floating Interest Determination Date" pertaining to a Floating Interest Reset Date shall be the second London banking day preceding that Floating Interest Reset Date. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

           "LIBOR" for each Floating Interest Reset Date shall be determined by the Calculation Agent as follows:

          (i) As of the Floating Interest Determination Date, the Calculation Agent shall determine LIBOR as the rate for deposits in U.S. dollars for a period of three months, commencing on that Floating Interest Determination Date, that appears on Page 3750 on Bridge Telerate Inc., or any successor page, at approximately 11:00 a.m., London time, on that Floating Interest Determination Date. If no rate appears, LIBOR in respect of that Floating Interest Determination Date shall be determined as described in (ii) below.

          (ii) With respect to a Floating Interest Determination Date on which no rate appears, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the second London banking day immediately following the Floating Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time, on that Floating Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR for the Floating Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Floating Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that Floating Interest Reset Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Company, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on that Floating Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned above, LIBOR in effect for the applicable period shall be the same as LIBOR for the immediately preceding Floating Interest Reset Period, or, if there was no Floating Interest Reset Period, the rate of interest payable shall be the Initial Floating Interest Rate.

           Upon the request of the Holder, The Bank of New York, as calculation agent (the "Calculation Agent") shall provide the interest rate effective at such time and, if determined, the interest rate that shall become effective on the next Floating Interest Reset Date with respect to this Note.

           This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

           The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

           IN WITNESS WHEREOF, the Company has caused this instrument to be
executed on this [         ]th day of [                  ], [             ].

                                    INTERNATIONAL PAPER COMPANY

                                    By:____________________________
                                       Name:
                                       Title:

Attest:

By:_____________________
   Name:
   Title:

                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated_____________________

The Bank of New York,
as Trustee

By:________________________
    Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

           This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of April 12, 1999, duly executed and delivered between the Company and The Bank of New York as Trustee (the "Trustee"), as supplemented by the Floating Rate Notes Supplemental Indenture dated as of June 14, 2000, between the Company and the Trustee (the Indenture, as so supplemented, the "Indenture"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is initially offered in aggregate principal amount as specified in said Supplemental Indenture.

           The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part (an "Optional Redemption"), beginning on or after July 8, 2001, and the eighth day of each month thereafter, at a redemption price equal to the accrued and unpaid interest on the Notes so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof (the "Optional Redemption Price").

           Any redemption pursuant to the preceding paragraph will be made upon not less than 30 nor more than 60 days' prior notice before the Redemption Date to the Holders, at the Optional Redemption Price. If the Notes are only partially redeemed pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as Global Notes, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes held by each Holder of Notes to be redeemed.

           In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

           [In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, then the Company shall pay additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") to the Holder during the period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults) from and including the date on which any such

Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]1

           [There shall also be payable in respect of this Note all Additional Interest that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on this Note.]2

           In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

           The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder

--------
1 To be included in Initial Notes not Exchange Notes.
2 To be included in Exchange Notes.

of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

           As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

           Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

           No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

           The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

           All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                            [FORM OF TRANSFER NOTICE]

           FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

By:    _________________________

Date:  _________________________

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES]

           In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years (or such lesser period as may be provided in any amendment to Rule 144(k) under the Securities Act) after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that this Note is being transferred in accordance with its terms:

                                   [Check One]

           (1) [ ]   to the Company; or

           (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

           (3) [ ] in the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

           (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

           (5) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                        ______________________________________
                                                       Signature

Signature Guarantee:


___________________________________     ______________________________________
Signature must be guaranteed                           Signature

           Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ___________                     ________________________________________
                                        NOTICE: To be executed by an executive
                                        officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                                                                   Signature of
           Amount or decrease in     Amount of increase in     Principal Amount of this      authorized signatory of
Date of     Principal Amount of       Principal Amount of     Global Note following such      Trustee or Securities
Exchange      this Global Note          this Global Note          decrease or increase               Custodian
--------   ---------------------     ---------------------    --------------------------     ------------------------


                                    ARTICLE 6
                             ORIGINAL ISSUE OF NOTES

           SECTION 6.01. Original Issue of Notes; Further Issuances.

           (a) Notes in the initial aggregate principal amount of $800,000,000 may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

           (b) The Company may, without notice to or the consent of the Holders of the Notes, issue additional notes of the same tenor as the Notes, so that such additional notes and the Notes shall form a single series. Any such Notes referred to in this Section 6.01(b) will be issued under a further supplemental indenture.

                                    ARTICLE 7
                                  MISCELLANEOUS

           SECTION 7.01.  Ratification of Indenture.

           The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

           SECTION 7.02.  Trustee Not Responsible for Recitals.

           The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

           SECTION 7.03.  Governing Law.

           This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

           SECTION 7.04.  Separability.

           In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

           SECTION 7.05.  Counterparts.

           This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                     INTERNATIONAL PAPER COMPANY


                                     By  /s/ Tobin Treichel
                                       -----------------------------------
                                       Name:  Tobin Treichel
                                       Title: Vice President - Finance

[Seal]

Attest:

By: /s/ Barbara S. Smithers
  ---------------------------

                                     THE BANK OF NEW YORK
                                     as Trustee

                                     By  /s/ Ming J. Shiang
                                       -----------------------------------
                                       Name:  Ming J. Shiang
                                       Title: Vice President